UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2015

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

216 16th Street, Suite #1350
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 893-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 21, 2015, Lilis Energy, Inc. (“Lilis” or the “Company”) received notice from The Nasdaq Stock Market ("Nasdaq") that it had failed to maintain compliance with the $1.00 per share minimum bid price for 30 consecutive business days, as required under Nasdaq Listing Rule 5450(a)(1). This notice has no immediate effect on the Company's Nasdaq listing and the Company's shares will continue to trade under the symbol "LLEX," subject to the Company regaining compliance as discussed below.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days to regain compliance with the minimum bid price requirement. The Company will regain compliance with the minimum bid requirement if at any time before March 21, 2016, the bid price for the Company's common stock closes at $1.00 per share or above for a minimum of 10 consecutive business days. In the event the Company does not regain compliance with the minimum bid price rule by March 21, 2016, the Company may be eligible for an additional 180 calendar days compliance period if it elects to transfer to the Nasdaq Capital Market, so as to take advantage of the additional compliance period offered on that market. To qualify, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement, and would need to provide written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split if necessary. However, if it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, the Staff would notify the Company that its securities would be subject to delisting. In the event of such notification, the Company may appeal the Staff's determination to delist its securities, but there can be no assurance the Staff would grant the Company's request for continued listing.

The Company intends to actively monitor the bid price of its common stock and will consider available options to regain compliance with the listing requirements.

Also, as previously disclosed, on May 20, 2015, the Company received notification from Nasdaq indicating that the Company no longer complies with the requirements of Nasdaq Listing Rule 5450(b)(1)(A) for continued listing on The Nasdaq Global Market because the Company's stockholders' equity had fallen below $10 million as reported on its quarterly report on Form 10-Q for the period ended March 31, 2015. As of March 31, 2015 and June 30, 2015, the Company’s stockholders’ equity was $6,394,507 and $3,532,008, respectively. The Company has been granted until November 15, 2015 to regain compliance with the stockholders’ equity requirement for continued listing, but as of the date hereof, the Company has not been able to regain compliance with this requirement. If the Company fails to regain compliance with this requirement by November 15, 2015, the Company will receive written notification that its common stock is subject to delisting.

Although there can be no assurances in this regard, the Company expects it will be able to satisfy the requirements of Rule 5450(a)(1) and Rule 5450(b)(1)(A) and maintain continued listing on The Nasdaq Global Market. Alternatively, the Company believes it will be eligible to transfer the listing of its common stock to The Nasdaq Capital Market and could do so to maintain continued listing with The Nasdaq Stock Market, provided that it satisfies the requirements for listing on The Nasdaq Capital Market.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2015	LILIS ENERGY, INC.

	By:	/s/ Kevin Nanke
Executive Vice President and Chief Financial Officer

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